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Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2003, except Note I, as to which the date is May 5, 2003, relating to the consolidated financial statements of BellSouth Corporation for the year ended December 31, 2002, which appears in BellSouth Corporation's Current Report on Form 8-K dated May 30, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                      /s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 30, 2003

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Consent of Independent Accountants